                                                                     EXHIBIT 4.2



                                    BY-LAWS

                                       OF

                            USA WASTE SERVICES, INC.


                                   ARTICLE I

                                    OFFICES


                 SECTION 1.1. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware to be maintained in the State of Delaware shall be the registered office named in the original Certificate of Incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law. Should the Corporation maintain a principal office or place of business within the State of Delaware, such registered office need not be identical to such principal office or place of business of the Corporation.

                 SECTION 1.2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


                 SECTION 2.1. Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place either within or without the State of Delaware and at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice or waivers of notice of the meeting.

                 SECTION 2.2. Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order for each class of stock, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be opened to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 SECTION 2.3. Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix each year and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

                 SECTION 2.4. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board (if any), by the Chief Executive Officer, or by written order of a majority of the directors, but such special meetings may not be called by any other person or persons. The Chairman, Chief Executive Officer, or directors so calling any such meeting shall fix the date and time of, and the place (either within or without the State of Delaware) for, the meeting.

                 SECTION 2.5. Notice of Meeting. Written notice of the annual, and each special meeting of stockholders, stating the place, date and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days before the meeting. Such notice may be delivered either personally or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                 SECTION 2.6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                 Notwithstanding the other provisions of the Certificate of Incorporation or these by-laws, the chairman of the meeting or the holders of a majority of the shares of such stock, present in person or represented by proxy, although not constituting a quorum, shall have power to adjourn, postpone, or recess the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned, postponed, or recessed meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                 SECTION 2.7. Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, of the Certificate of Incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class. Every stockholder having the right to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder, bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation, or such other officer as the Board of Directors may from time to time determine by resolution, before, or at the time of, the meeting.

                 All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one, or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

                 SECTION 2.8.  Voting of Stock of Certain Holders; Elections:
Inspectors. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

                 If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                 (a)      If only one votes, his act binds all;

                 (b) If more than one vote, the act of the majority so voting binds all;

                 (c) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

                 All voting of stockholders shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.
Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as inspector.

                 Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

                 SECTION 2.9. Conduct of Meeting. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the Vice Chairman of the Board (if any, but if there is more than one, the Vice Chairman who is senior in terms of time as such), or if neither the Chairman of the Board (if any) nor the Vice Chairman of the Board (if any) is present, by the President, or if neither the Chairman of the Board (if any), the Vice Chairman of the Board (if any) nor President is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

         (a)     Calling of meeting to order.

         (b) Election of a chairman and the appointment of a secretary if necessary.

         (c)     Presentation of proof of the due calling of the meeting.

         (d) Presentation and examination of proxies and determination of a quorum.

         (e)     Reading and settlement of the minutes of the previous meeting.

         (f)     Reports of officers and committees.

         (g) The election of directors if an annual meeting, or a meeting called for that purpose.

         (h)     Unfinished business.

         (i)     New business.

         (j)     Adjournment.

                 SECTION 2.10. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

                 SECTION 2.11. Fixing Record Date. The Board of Directors may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders or any adjournment thereof, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining express consent to corporate action in writing without a meeting, as a record date for the determination of the stockholders entitled to notice of or to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividends or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record dated fixed as aforesaid. With respect to a meeting of stockholders, the record date shall not be less than ten days before the date of such meeting.

                 If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 5.2 of these by-laws notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                 SECTION 2.12. Stockholder Proposals. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the President, or the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Chairman of the Board, the President, or the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder.

         No proposal by a stockholder shall be presented at an annual or special meeting of stockholders unless such stockholder shall provide the Board of Directors or the Secretary of the Corporation with timely written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include (a) the name and address of such stockholder, (b) the number of voting securities he or she holds of record and which he or she holds beneficially, (c) the text of the proposal to be presented at the meeting, (d) a statement in support of the proposal, and (e) any material interest of the stockholder in such proposal. To be timely, a stockholder's notice with respect to an annual meeting of stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 days nor more than 150 days in advance of the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received at least 80 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. To be timely, a stockholder's notice with respect to a special meeting must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the fifth (5th) day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made. Any stockholder may make any other proposal at an annual or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the Secretary prior to the date set forth above, no action with respect to such proposal shall be taken at such meeting and such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place no earlier than 120 days after such meeting.

         This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors, and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as provided in this Section
2.12. Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at any annual or special meeting except in accordance with the procedures set forth in this Section 2.12. The chairman of the annual meeting or a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.12, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         Notwithstanding any other provision of these by-laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and the Corporation shall not be required to include in its proxy statement material to stockholders any stockholder proposal not required to be included in its proxy material to stockholders in accordance with such Act, rules, or regulations.

                 SECTION 2.13. Nomination of Directors. Only persons who are nominated in accordance with the procedures of this Section 2.13 shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally who complies with the notice procedures set forth in this Section 2.13. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as a director at a meeting only if timely written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by U.S. mail, first class postage prepaid, return receipt requested, to the Secretary of the Corporation.

         To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days nor more than 150 days in advance of the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received at least 80 days prior to the date the Corporation intends to distribute its proxy statement with respect to such meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, (b) the name, age, business address, and home address of the person or persons to be nominated; (c) the principal occupation of the person or persons nominated; (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and intends to appear at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.13. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the by-laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


                                  ARTICLE III

                               BOARD OF DIRECTORS

                 SECTION 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

                 SECTION 3.2. Number, Election and Term. Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall initially be the number specified in the Certificate of Incorporation, and subject to the following sentence, such number may be increased or decreased by a resolution duly adopted by the Board of Directors. Unless approved by at least two-thirds of the incumbent directors, the number of directors which shall constitute the whole Board of Directors shall be no fewer than three and no more than nine. Unless otherwise provided in the Certificate of Incorporation, directors need not be residents of Delaware or stockholders of the Corporation.

         Commencing with the election of directors at the 1995 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of Preferred Stock, voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, as shall be provided in a resolution duly adopted by the Board of Directors. Each initial director in Class I shall hold office for a term expiring at the 1996 annual meeting of stockholders; each initial director of Class II shall hold office initially for a term expiring at the 1997 annual meeting of stockholders; and each initial director of Class III shall hold office for a term expiring at the 1998 annual meeting of stockholders. Notwithstanding the foregoing provision of this Article, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders following the 1995 annual meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

                 SECTION 3.3. Vacancies, Additional Directors and Removal From Office. Except as otherwise provided pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, with or without cause but only by the affirmative vote, at any regular meeting or special meeting (as the case may be) of the stockholders, of not less than two-thirds of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting.

         In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be appointed or determined by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equally as possible. Vacancies in the Board of Directors, however caused, and newly-created directorships shall be filled solely by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chose expires and when the director's successor is elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                 SECTION 3.4. Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without notice other than this by-law, at the place of, and immediately following, the annual meeting of stockholders if a quorum is present; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Delaware, without notice other than such resolution.

                 SECTION 3.5. Special Meeting. A special meeting of the Board of Directors may be called by the Chairman of the Board (if any) or by the Chief Executive Officer and shall be called by the Secretary on the written request of any two directors. The Chairman or Chief Executive Officer so calling, or the directors so requesting, any such meeting shall fix the time and place, either within or without the State of Delaware, of holding such meeting.

                 SECTION 3.6. Notice of Special Meeting. Personal written, telegraphic, cable or wireless notice of special meetings of the Board of Directors shall be given to each director at least 24 hours prior to the time of such meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

                 SECTION 3.7. Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors; but in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board, or in his absence by the director elected as chairman of the meeting.

                 SECTION 3.8. Quorum and Participation. A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these by-laws. Members of the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person and attendance at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                 SECTION 3.9. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action.

                 SECTION 3.10. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article IV of these by-laws, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

                 SECTION 3.11. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. No provision of these by-laws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                 SECTION 3.12. Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of stockholders holding a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

                                   ARTICLE IV

                             COMMITTEE OF DIRECTORS


                 SECTION 4.1. Designation, Powers and Name. The Board of Directors shall designated an Executive Committee, a Compensation Committee, and an Audit Committee and may, by resolution passed by a majority of the whole Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in these by-laws or such resolution. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by statute, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution, by-laws, or Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by the by-laws or the resolution adopted by the Board of Directors.

                 SECTION 4.2. Executive Committee. The Executive Committee of the Board of Directors (the "Executive Committee") shall consist of not less than two directors to be designated by the Board of Directors. None of the members of the Executive Committee need be officers of the Corporation. The Executive Committee shall have and may exercise all of the powers of the Board of Directors during the period between meetings of the Board of Directors except as reserved to the Board of Directors or as delegated by these by-laws or by the Board of Directors to another standing committee or as may be prohibited by law and, except further, that the Executive Committee shall not have the power to elect officers of the Corporation.

                 SECTION 4.3. Compensation Committee. The Compensation Committee of the Board of Directors (the "Compensation Committee") shall consist of not less than three directors, a majority of whom shall be "outside" (as hereinafter defined) directors of the Corporation, to be designated by the Board of Directors. The term "outside" director, as used in this Section, shall mean a director of the Corporation who is independent of management and not an officer, employee, agent, or affiliate (except as a director) of the Corporation. The Compensation Committee shall have and may exercise all of the powers of the Board of Directors during the period between meetings of the Board of Directors, except as may be prohibited by law, with respect to (i) studying, recommending, adopting, implementing, administering, determining, and authorizing the amount, terms, and conditions of payment of any and all forms of compensation for the Corporation's directors, officers, employees, and agents and (ii) approving and administering any loan to, guarantee of any obligation of, or other assistance to any officer or other employee of the Corporation or any of its subsidiaries, including any officer or employee who is a director of the Corporation or any of its subsidiaries.

                 SECTION 4.4. Audit Committee. The Audit Committee of the Board of Directors (the "Audit Committee") shall consist of not less than two directors, all of whom shall be "outside" (as hereinafter defined) directors of the Corporation, to be designated by the Board of Directors. The term "outside" director, as used in this Section, shall mean a director of the Corporation who is independent of management and not an officer, employee, agent, or affiliate (except as a director) of the Corporation and who is free from any relationship that, in the opinion of the Board of Directors, would interfere with the designated director's exercise of independent judgment as a committee member. The Audit Committee shall have and may exercise all of the powers of the Board of Directors, except as may be prohibited by law, with respect to (i) the selection and recommendation for employment by the Corporation, subject to approval by the Board of Directors and the stockholders, of a firm of certified public accountants to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year in which they are appointed and who shall report to the Audit Committee, (ii) reviewing the audit and other work and reports submitted by the certified public accountants, conferring with the auditors, and reporting thereon to the Board of Directors with such recommendations as the Audit Committee may deem appropriate, (iii) reviewing annually the maintenance and safekeeping of the Corporation's books and records, (iv) meeting with the Corporation's principal financial and accounting officers, the certified public accountants and auditors, and other officers and employees of the Corporation as the Audit Committee shall deem necessary in order to determine the adequacy of the Corporation's accounting principles and operating policies, controls, and practices, its public financial reporting policies and practices, and the results of the Corporation's annual audit, and
(v) retaining such professional assistance, including outside counsel, auditors, and others, as the Audit Committee shall deem necessary or advisable, in connection with the exercise of its powers on such terms as the Audit Committee shall deem necessary or advisable to protect the interests of the stockholders of the Corporation.

                 SECTION 4.5. Procedure; Meetings; Quorum. Any committee designated pursuant to Sections 4.1, 4.2, 4.3, or 4.4 shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution. Unless otherwise restricted by the Certificate of Incorporation or by these by-laws, the members of any committee designated by these by-laws or the Board of Directors, may participate in a meeting of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, and such participation shall constitute presence in person at such meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the committee.

                 SECTION 4.6. Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.


                                   ARTICLE V

                                     NOTICE


                 SECTION 5.1. Methods of Giving Notice. Whenever under the provisions of the statutes, the Certificate of Incorporation or these by-laws, notice is required to be given to any director, member of any committee or stockholder, such notice shall be in writing and delivered personally or mailed to such director, member or stockholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone, telegram, telegraphic, cable or wireless transmission. If mailed, notice to a director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage therein prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. If sent by telegram, notice to a director or member of a committee shall be deemed to be given when the telegram, so addressed, is delivered to the telegraph company. Notice shall be deemed to have been given on the date of any telegraphic, cable or wireless transmission.

                 SECTION 5.2. Written Waiver. Whenever any notice is required to be given under the provisions of the statutes, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the by-laws.


                                   ARTICLE VI

                                    OFFICERS


                 SECTION 6.1. Officers. The officers of the Corporation shall be a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary, a Controller, and such other officers as the Board of Directors may elect or appoint. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Controllers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices, may be held by the same person unless the Certificate of Incorporation provides otherwise. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these by-laws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the Corporation.

                 SECTION 6.2. Term of Office. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman and Vice Chairman.

                 SECTION 6.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 SECTION 6.4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

                 SECTION 6.5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; no officer shall be prevented from receiving such salary by reason of his also being a director.

                 SECTION 6.6. Chairman of the Board. The Chairman of the Board (if such office is created by the Board) shall have all powers and shall perform all duties incident to the office of Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors or of the stockholders of the Corporation. In the Chairman's absence, such duties shall be attended to by the Vice Chairman of the Board (if any, but if there is more than one, the Vice Chairman who is senior in terms of time as such) or (if there is no Vice Chairman) by the President. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee (if any) matters of general policy of the Corporation and shall have such other powers and perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the executive committee. The Chairman of the Board may hold such other offices as the Board of Directors may determine.

                 SECTION 6.7. Vice Chairmen of the Board. In the absence of the Chairman of the Board, or in the event of his inability or refusal to act, the Vice Chairman (if any, but if there is more than one, the Vice Chairman who is senior in terms of time as such) shall perform the duties and exercise the powers of the Chairman of the Board, and when acting shall have all the powers of and be subject to all the restriction upon the Chairman of the Board. In the absence of the Chairman of the Board, such Vice Chairman shall preside at all meetings of the Board of Directors or of the stockholders of the Corporation. In the Chairman's and Vice Chairmen's absence, such duties shall be attended to by the President. The Vice Chairmen shall perform such other duties, and shall have such other powers, as from time to time may be assigned to them by the Board of Directors or the Executive Committee (if any).

                 SECTION 6.8 Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general manage, supervise, and control the properties, business, and affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities. Unless the Board of Directors otherwise determines, the Chief Executive Officer shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation. In the absence of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Stockholders and (should he be a director) of the Board of Directors. He may also preside at any such meeting attended by the

Chairman of the Board if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents, and employees, except those elected or appointed by the Board of Directors. The Chief Executive Officer shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the Corporation. He shall perform all other duties normally incident to the office of Chief Executive Officer and such other duties, and shall have such other powers, as may be prescribed by the stockholders, the Board of Directors or the Executive Committee (if any) from time to time.

                 SECTION 6.9 President. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chief Executive Officer and the Board of Directors, shall in general manage, supervise and control the properties, business and day-to-day affairs of the Corporation with all such powers as may be reasonably incident to such responsibilities. In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, the President shall perform the duties and exercise the powers of the Chief Executive Officer. In the absence of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the Stockholders and (should he be a director) of the Board of Directors. He may also preside at any such meeting attended by the Chairman of the Board if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness, and other obligations in the name of the Corporation. The President shall keep the Board of Directors, the Executive Committee, and the Chief Executive Officer fully informed and shall consult them concerning the business of the Corporation. He shall vote, or give a proxy to any other officer of the Corporation to vote all shares of stock of any other corporation standing in the name of the Corporation and shall exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation; provided that the Board of Directors may from time to time, by resolution, confer like powers upon any other person or persons. In general the President shall have all powers and shall perform all other duties normally incident to the office of President and such other duties, and shall have such other powers, as may be prescribed by these by-laws, the Board of Directors, or the Executive Committee (if any) from time to time. In the discretion of the Board of Directors, the President may also serve as chief executive officer of the Corporation.

                 SECTION 6.10. Vice Presidents. The Board of Directors may appoint such Vice Presidents, including, Executive or Senior Vice Presidents, as it may determine to be in the best interests of the Corporation. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the President, or in the event of his absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation. Each Vice President shall perform all duties incident to the office of Vice President and shall have such powers and perform such other duties, as from time to time may be assigned to him by these by-laws or by the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).

                 SECTION 6.11. Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors, and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws and attest the affixation of the seal of the Corporation thereto; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, shall have such other powers and shall perform all duties normally incident to the office of Secretary and such other duties, and shall have such other powers, as from time to time may be assigned to him by these by-laws, the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any).

                 SECTION 6.12. Controller. The Controller shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these by-laws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President or the executive committee (if any), a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, shall have all powers and shall perform all the duties incident to the office of Controller and such other duties, and shall have such other powers, as from time to time may be assigned to him by these by-laws, the Chief Executive Officer, the President, the Board of Directors, or the Executive Committee (if any). If required by the Board of Directors, the Controller shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

                 SECTION 6.13. Assistant Secretary or Controller. The Assistant Secretaries and Assistant Controllers shall, in general, perform such duties and have such powers as shall be assigned to them by the Secretary or the Controller, respectively, or by the Chief Executive Officer, the President, the Board of Directors or the Executive Committee. The Assistant

Secretaries and Assistant Controller shall, in the absence or inability or refusal to act of the Secretary or Controller, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Controllers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.


                                  ARTICLE VII

                         CONTRACTS, CHECKS AND DEPOSITS

                 SECTION 7.1. Contracts. Except as otherwise provided in these by-laws or by law or as otherwise directed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, and Vice President, or the Secretary shall be authorized to execute and deliver, in the and on behalf of the Corporation, all agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and the seal of the Corporation, if appropriate shall be affixed thereto by any such officer or the Secretary or an Assistant Secretary. The Board of Directors, eh Chairman of the Board, the Chief Executive Officer, or the President or, if designated by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, or the President, any Vice President or the Secretary, may authorize any other officer, employee, or agent to execute and deliver, in the name and on behalf of the Corporation, agreements, bonds, contracts, deeds, mortgages, and other instruments, either for the Corporation's own account or in a fiduciary or other capacity, and, if appropriate, to affix the seal of the Corporation thereto. The grant of such authority by the Board of Directors or any such officer may be general or confined to specific conditions. Subject to the foregoing provisions, the Board of Directors may authorize any officer, officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

                 SECTION 7.2. Checks, Etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed and, if so required by the Board of Directors, shall be countersigned by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.


                 SECTION 7.3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select. Checks, drafts, bills of exchange, acceptances, notes, obligations, and orders for payment of money made payable to the Corporation may be endorsed for deposit to the credit of the Corporation with a duly authorized depositary by the Controller and/or such other officers or persons as the Board of Directors from time to time may designate.

                 SECTION 7.4. Loans. No loans and no renewals of any loans shall be contracted on behalf of the Corporation except as authorized by the Board of Directors. When authorized so to do, any officer or agent of the Corporation may effect loans and advances for the Corporation from any bank, trust company, or other institution or from any individual, corporation, or firm, and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. When authorized so to de, any officer or agent of the Corporation may pledge, hypothecate, or transfer as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, securities, and other real or personal property at any time held by the Corporation and to that end may endorse, assign, and deliver same. Such authority may be general or confined to specific instances.


                                  ARTICLE VIII

                             CERTIFICATES OF STOCK

                 SECTION 8.1. Issuance. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all classes or series of the Corporation's stock may be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to a certificate or certificates showing the number of shares of stock registered in his name on the books of the Corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares (and if the stock of the Corporation shall be divided into classes or series, the class or series of such shares) and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Controller or Assistant Controller. Any of or all of the signatures on the certificate may be facsimiles. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                 If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance of transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 8.1 or otherwise required by statute or with respect to this Section 8.1 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

                 All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

                 SECTION 8.2. Lost Certificates. The Board of Directors may direct a new certificate of stock or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may deem sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destructions of any such certificate or the issuance of such new certificate or uncertificated shares, or both.

                 SECTION 8.3. Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the

Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and register the transaction upon its books. Upon presentation to the Corporation or the transfer agent of the Corporation of an instruction with a request to transfer, pledge or release an uncertificated share or shares, it shall be the duty of the Corporation to register the transfer, pledge or release upon its books, and shall provide the registered owner with such notices as may be required by law. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney and filed with the Secretary of the Corporation or the transfer agent.

                 SECTION 8.4. Registered Stockholders. The Corporation shall be entitled to treat the registered owner of any share or shares of stock whether certificated or uncertificated as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                 SECTION 8.5. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.


                                   ARTICLE IX

                                   DIVIDENDS

                 SECTION 9.1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

                 SECTION 9.2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, shall think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE X

                                INDEMNIFICATION

                 SECTION 10.1. Third Party Actions. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (other than an action by or in the name of the Corporation) by reason of the fact that such person is or was or has agreed to be a director, officer, employee, or agent of this Corporation or any of its direct or indirect subsidiaries or while such person is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10.1 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

                 SECTION 10.2. Actions By or in the Right of the Corporation. This Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim by or on the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was or has agreed to be a director, officer, employee, or agent of this Corporation or any of its direct or indirect subsidiaries or while such person is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Such indemnification shall not be exclusive of other indemnification rights arising under any by-laws, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Section 10.2 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established.

                 SECTION 10.3. Successful Defense. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.1 or 10.2 or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him in connection therewith.

                 SECTION 10.4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X of the by-laws.

                 SECTION 10.5. Definitions. For purposes of this Article X, reference to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence has continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 For purposes of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

                 SECTION 10.6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee, and agent who serves in any such capacity at any time while these provisions as well as relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee, or agent.

         The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding officer, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


                                   ARTICLE XI

                                 MISCELLANEOUS

                 SECTION 11.1. Seal. The Board of Directors may provide a suitable seal, containing the name of the corporation, and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

                 SECTION 11.2. Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

                 SECTION 11.3. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

                 SECTION 11.4. Resignations. Any director, member of a committee, or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                 SECTION 11.5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

                 SECTION 11.6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.


                                  ARTICLE XII

                                   AMENDMENT

                 If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such by-laws as adopted or amended by the Board of Directors.